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                                                                                             EXHIBIT 21.1

                                            LIST OF SUBSIDIARIES

Name of Subsidiary                                                                 Place of Incorporation
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Digital Learning Institute Inc.                                                    Delaware
Software Education of America, Inc. (1)                                            California
McKinley Educational Services, Inc. (1)                                            California
Digital Knowledge Works, Inc. (1)                                                  Delaware
Coursemate, Inc. (1)                                                               California
Changchun Yongxin Dirui Medical Co., Ltd. (2)                                      China
Jilin Province Yongxin Chain Drugstore Ltd. (3)                                    China
Jilin Dingjian Natural & Health Products Co., Ltd. (4)                             China
Tianjin Jingyongxin Chain Drugstore Ltd. (5)                                       China
Baishan Caoantang Chain Drugstore Ltd. (6)                                         China

   (1) Wholly-owned subsidiary of Digital Learning Institute, Inc.
   (2) 80%-owned subsidiary of Nutradyne Group, Inc.
   (3) Wholly-owned subsidiary of Changchun Yongxin Dirui Medical Co., Ltd.
   (4) 90%-owned subsidiary of Changchun Yongxin Dirui Medical Co., Ltd.
   (5) 90%-owned subsidiary of Jilin Province Yongxin Chain Drugstore Ltd.
   (6) Wholly-owned subsidiary of Jilin Province Yongxin Chain Drugstore Ltd.


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